SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                           Date of Report: May 6, 2004

                           ZARLINK SEMICONDUCTOR INC.
             (Exact name of Registrant as specified in its charter)

     Canada                          1-8139                         None
(Jurisdiction of                  (Commission                   (IRS Employer
 incorporation)                     File No.)                Identification No.)

                                 400 March Road,
                         Ottawa, Ontario, Canada K2K 3H4
                    (Address of principal executive offices)

                  Registrant's telephone number: (613) 592-0200

Item 12. Results of Operations and Financial Condition.

Zarlink Semiconductor Inc. has issued a press release announcing its financial results for its fourth quarter and year ended March 26, 2004. A copy of the press release is being furnished as Exhibit 99.1 to this report and incorporated herein by reference. The press release contains disclosure of cash assets (comprised of cash, cash equivalents, short-term investments and restricted cash). The combination of cash, cash equivalents, short-term investments and restricted cash is not a measure of cash or cash flow calculated in accordance with accounting principles generally accepted in the United States (GAAP). Attached as a supplementary schedule to the press release is a detailed reconciliation of Zarlink's calculation of combined cash, cash equivalents, short-term investments and restricted cash. Zarlink believes that this supplementary measure allows it to more effectively manage its total cash assets. However, this measure of cash, cash equivalents, short-term investments and restricted cash combined does not have any standardized meaning prescribed by GAAP and is therefore unlikely to be comparable to similar measures prescribed by other companies. This measure should not be considered as a substitute or alternative for Zarlink's consolidated statement of cash flows.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2004

                                        ZARLINK SEMICONDUCTOR INC.

                                        By: /s/ SCOTT MILLIGAN
                                            ------------------------------------
                                            Scott Milligan
                                            Senior Vice President of Finance and
                                            Chief Financial Officer

[LOGO] ZARLINK                                                      NEWS RELEASE
       SEMICONDUCTOR

Zarlink Semiconductor Releases Fourth Quarter and Fiscal 2004 Results

      o     Fourth quarter revenue up 9% sequentially

      o     Cash balance up US$4 million

      o     Return to profitability expected in first quarter Fiscal Year 2005

OTTAWA, CANADA, May 6, 2004 - Zarlink Semiconductor Inc. (NYSE/TSX:ZL) today released fourth quarter and Fiscal 2004 results for the year ended March 26, 2004, prepared in accordance with U.S. Generally Accepted Accounting Principles
(GAAP).

      Fourth quarter revenue was US$51.2 million, compared with US$47.0 million in the third quarter, and US$52.8 million in the fourth quarter of Fiscal 2003. Improvements from the previous quarter were driven by strength in the company's Network Communications and Ultra Low-Power Communications business units.

      Zarlink recorded a fourth quarter net loss of US$2.3 million, or US$0.02 per share. For the fourth quarter in Fiscal 2003, the company recorded a net loss of US$23.6 million, or US$0.19 per share.

      "During the quarter we achieved strong order activity across the business," said Patrick J. Brockett, President and Chief Executive Officer, Zarlink Semiconductor. "Both our Consumer and Ultra Low Power businesses are seeing accelerating demand for new products while Network Communications bookings showed a strong up tick."

      The company recorded revenue of US$198.5 million in Fiscal 2004, an increase of two percent from Fiscal 2003. The company's net loss in Fiscal 2004 was US$38.6 million, or US$0.32 per share, an improvement on the net loss of US$57.9 million, or US$0.47 per share, in Fiscal 2003.

      Gross margin for the fourth quarter was 46% of revenue, up from 45% in the third quarter and 42% in the second quarter.

      Cash (the Company's cash is comprised of cash, cash equivalents, short-term investments and restricted cash)* at the end of the fourth quarter was US$92 million, up from US$88 million in the third quarter. The combination of cash, cash equivalents, short-term investments and restricted cash is a non-GAAP measure, which is discussed below and reconciled in this press release.

Review of Operations

      R&D expenses in the fourth quarter were US$17.2 million, or 34% of revenue. R&D expenses were US$19.5 million, or 41% of revenue, in the third quarter, and US$20.7 million, or 39% of revenue, in the fourth quarter of Fiscal 2003.

      Selling and Administrative (S&A) expenses were US$10.9 million in the fourth quarter, as compared to US$11.8 million in the third quarter, and US$13.0 million in the fourth quarter of Fiscal 2003.

      Included in the above results for the fourth quarter of Fiscal 2004, were an impairment charge of US$4.1 million against the company's patent assets, and a reduction in the Company's tax assets and liabilities resulting in a tax recovery of US$3.9 million.

      In the Fiscal 2004 fourth quarter, Zarlink maintained its strategic emphasis on the rapid introduction of compelling new products by releasing 22 new products, including:

      o an innovative, ultra low-power analog-to-digital converter chip for digital microphones used in next-generation cell phones;

      o four high-density TDM (time division multiplex) switches that set a new performance standard for next-generation converged and wireless networking equipment;

      o nine low- to mid-density TDM switches with the industry's widest range of programmable and integrated features, including Stratum 3 timing capabilities;

      o the industry's first laser diode drivers to support x16 DVD and x52 CD write/rewrite speeds for optical disk drives used in high-speed DVD/CD combination recorder units; and

      o a new tuner chip and a production-ready blueprint for a complete front-end subsystem used in digital satellite set-top boxes.

Fiscal 2005 First Quarter Guidance

      Zarlink is forecasting first quarter revenue growth of 8% to 11% versus the fourth quarter of Fiscal 2004. First quarter revenues are expected to be higher due to a larger opening backlog and continued strength in key products and geographic markets. Zarlink expects to record a first quarter net profit of approximately US$0.02 to US$0.03 per share as a result of higher revenues and lower operating costs. Included in this number is US$0.02 per share, relating to the receipt of an early payment of US$3.0 million from X-FAB. This is a partial payment of the US$10 million note receivable due in the second quarter of Fiscal 2005.

About Zarlink Semiconductor

      For almost 30 years, Zarlink Semiconductor has delivered semiconductor solutions that drive the capabilities of voice, enterprise, broadband and wireless communications. The Company's success is built on its technology strengths including voice and data networks, consumer and ultra low-power communications, and high-performance analog. For more information, visit www.zarlink.com.

      Shareholders and other individuals wishing to receive, free of charge, copies of the Annual and Quarterly Reports - including the Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission and Regulatory Authorities - should visit the Company's web site at www.zarlink.com or contact investor relations.

      Certain statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and assumptions include, among others, the risks discussed in documents filed by the Company with the Securities and Exchange Commission. Investors are encouraged to consider the risks detailed in those filings.

(*) As a supplementary measure to effectively manage the Company's total cash assets, management combines its cash and cash equivalents with short-term investments and restricted cash to represent the Company's total portfolio of cash assets. Short-term investments comprise highly liquid low-risk debt instruments that are held to maturity with terms of not greater than one year, but generally for much shorter periods. Restricted cash consists of cash pledged with a bank as collateral for various letters of credit. A detailed reconciliation to arrive at the supplementary measure of cash, cash equivalents, short-term investments and restricted cash is attached in a schedule to this earnings press release. In this supplementary schedule, investing activities exclude items related to purchased short-term investments and matured short-term investments, and the effect of currency translation is calculated on all cash assets. Readers are cautioned that cash, cash equivalents, short-term investments and restricted cash combined together does not have any standardized meaning prescribed by GAAP and is therefore unlikely to be comparable to similar measures prescribed by other companies. This measure should not be considered as a substitute or alternative for the consolidated statement of cash flows.

                                     - 30 -

An open conference call for analysts will be held today from 5:00-6:00 p.m. EDT. Investors, media and other interested parties are listen-only. Please dial 1-800-814-4861 or 613-287-8027. The replay number is 1-877-289-8525 (passcode
21047858#) or 416-640-1917 (passcode 21047858#). The replay is available until midnight, May 20th, 2004. The call will be webcast from www.newswire.ca (Canada NewsWire) or via the Company's website at www.zarlink.com.

For further information:

Michael Salter                              Mike McGinn
Corporate Communications                    Investor Relations
613 270-7115                                613 270-7210
michael.salter@zarlink.com                  mike.mcginn@zarlink.com

                           Zarlink Semiconductor Inc.
                      CONSOLIDATED STATEMENTS OF LOSS DATA
       (in millions of U.S. dollars, except per share amounts, U.S. GAAP)
                          (Quarterly data is unaudited)

                                                                          Three months ended                     Years ended
                                                                  March 26,     Dec. 26,      March 28,     March 26,     March 28,
                                                                    2004          2003          2003          2004           2003
                                                                  -----------------------------------------------------------------
Revenue                                                            $  51.2       $  47.0       $  52.8       $ 198.5       $ 193.8
Cost of revenue                                                       27.8          26.0          26.4         109.1         103.4
                                                                   ---------------------------------------------------------------
Gross margin                                                          23.4          21.0          26.4          89.4          90.4
                                                                   ---------------------------------------------------------------
Expenses:
  Research and development                                            17.2          19.5          20.7          75.1          87.5
  Selling and administrative                                          10.9          11.8          13.0          48.5          48.5
  Asset impairment and other                                           4.1           1.7            --          11.1            --
  Recovery on sale of foundry business                                (0.2)           --          (2.5)         (0.2)         (2.5)
  Stock compensation expense (recovery)                                0.1           0.1            --           0.2          (1.4)
                                                                   ---------------------------------------------------------------
                                                                      32.1          33.1          31.2         134.7         132.1
                                                                   ---------------------------------------------------------------
Operating loss from continuing operations                             (8.7)        (12.1)         (4.8)        (45.3)        (41.7)
Other income (expense) - net                                           1.5          (0.3)        (21.0)          0.9         (16.5)
Interest expense                                                      (0.4)         (0.2)         (0.3)         (0.9)         (1.0)
                                                                   ---------------------------------------------------------------
Loss from continuing operations before income taxes                   (7.6)        (12.6)        (26.1)        (45.3)        (59.2)
Income tax recovery (expense)                                          4.1           1.4           0.1           5.5          (1.1)
                                                                   ---------------------------------------------------------------
Net loss from continuing operations                                   (3.5)        (11.2)        (26.0)        (39.8)        (60.3)
Discontinued operations, net of tax                                    1.2            --           2.4           1.2           2.4
                                                                   ---------------------------------------------------------------
Net loss for the period                                            $  (2.3)      $ (11.2)      $ (23.6)      $ (38.6)      $ (57.9)
                                                                   ===============================================================
Net loss attributable to common shareholders after
      preferred share dividends                                    $  (2.8)      $ (11.8)      $ (24.1)      $ (40.7)      $ (59.9)
                                                                   ===============================================================
Net loss per common share from continuing operations:
      Basic and diluted                                            $ (0.03)      $ (0.09)      $ (0.21)      $ (0.33)      $ (0.49)
                                                                   ===============================================================
Net loss per common share:
      Basic and diluted                                            $ (0.02)      $ (0.09)      $ (0.19)      $ (0.32)      $ (0.47)
                                                                   ===============================================================
Weighted average number of common shares
  outstanding (millions):
      Basic and diluted                                              127.3         127.3         127.3         127.3         127.1
                                                                   ===============================================================
Percentage of revenue: (unaudited)
      Gross margin                                                      46%           45%           50%           45%           47%
      Research and development                                          34%           41%           39%           38%           45%
      Selling and administrative                                        21%           25%           25%           24%           25%

                           Zarlink Semiconductor Inc.
                   CONSOLIDATED STATEMENTS OF CASH FLOWS DATA
                    (in millions of U.S. dollars, U.S. GAAP)
                          (Quarterly data is unaudited)

                                                                               Three months ended                 Years ended
                                                                         March 26,   Dec. 26,    March 28,   March 26,    March 28,
                                                                           2004        2003        2003        2004         2003
                                                                         ----------------------------------------------------------
CASH PROVIDED BY (USED IN)
Operating activities:
  Net loss for the period                                                 $ (2.3)     $(11.2)     $(23.6)     $(38.6)      $(57.9)
  Depreciation and amortization                                              2.8         3.2         3.9        13.7         14.4
  Other non-cash changes in operating activities                             2.4         2.0        20.0        11.2         18.0
  Stock compensation expense (recovery)                                      0.1         0.1          --         0.2         (1.4)
  Deferred income taxes                                                      3.1        (0.4)        0.4         1.9          0.5
  Decrease (increase) in working capital:
     Trade accounts and other receivables                                    5.7        (2.8)        2.4        (2.7)         8.8
     Inventories                                                             2.8        (1.8)       (0.9)        3.3         12.0
     Prepaid expenses and other                                              0.6         0.2        (4.1)       (1.9)        (0.6)
     Trade accounts payable and other accrued liabilities                   (9.8)        2.8         3.2        (7.1)       (17.1)
     Deferred credits                                                       (0.4)        0.3        (5.4)       (0.3)        (1.4)
                                                                          -------------------------------------------------------
Total                                                                        5.0        (7.6)       (4.1)      (20.3)       (24.7)
                                                                          -------------------------------------------------------
Investing activities:
  Purchased short-term investments                                          (0.1)      (59.7)         --      (134.9)      (252.7)
  Matured short-term investments                                             5.0        35.2        15.5       169.6        243.8
  Proceeds from disposal of fixed and other assets                           0.3         0.2          --         1.1          0.4
  Expenditures for fixed and other assets                                   (0.8)       (1.5)       (2.4)       (5.5)        (8.1)
  Increase in long-term investments                                           --          --          --          --         (0.4)
  Proceeds from sale of long-term investment                                  --         0.6          --         0.6          4.2
                                                                          -------------------------------------------------------
Total                                                                        4.4       (25.2)       13.1        30.9        (12.8)
                                                                          -------------------------------------------------------
Financing activities:
  Repayment of capital lease liabilities                                      --        (0.1)       (0.2)       (0.5)        (2.0)
  Payment of pension plan settlement                                          --          --        (8.0)         --         (8.0)
  Payment of dividends on preferred shares                                  (0.5)       (0.6)         --        (2.1)        (1.5)
  Repurchase of preferred shares                                              --        (0.7)       (0.3)       (1.2)        (1.6)
  Issue of common shares                                                     0.1          --         0.2         0.1          0.7
  Increase in restricted cash                                               (0.5)       (3.9)       (6.2)       (3.8)        (6.2)
                                                                          -------------------------------------------------------
Total                                                                       (0.9)       (5.3)      (14.5)       (7.5)       (18.6)
                                                                          -------------------------------------------------------
Effect of currency translation on cash                                      (0.1)        0.3         1.2         0.4          4.0
                                                                          -------------------------------------------------------
Increase (decrease) in cash and cash equivalents                             8.4       (37.8)       (4.3)        3.5        (52.1)

Cash and cash equivalents, beginning of period                              18.6        56.4        27.8        23.5         75.6
                                                                          -------------------------------------------------------
Cash and cash equivalents, end of period                                  $ 27.0      $ 18.6      $ 23.5      $ 27.0       $ 23.5
                                                                          =======================================================

                           Zarlink Semiconductor Inc.
                         CONSOLIDATED BALANCE SHEET DATA
                    (in millions of U.S. dollars, U.S. GAAP)


                                                                                        March 26,         Dec. 26,         March 28,
                                                                                          2004              2003             2003
                                                                                        --------------------------------------------
                                                                                                       (Unaudited)
ASSETS

Current assets:
  Cash and cash equivalents                                                              $ 27.0            $ 18.6            $ 23.5
  Short-term investments                                                                   54.8              59.7              89.5
  Restricted cash                                                                          10.0               9.5               6.2
  Trade accounts receivable - net                                                          24.1              29.4              20.3
  Other receivables                                                                         2.3               2.9               4.2
  Note receivable                                                                           0.1               0.1                --
  Inventories                                                                              20.8              23.6              24.0
  Deferred income tax assets - net                                                           --               1.2               1.0
  Prepaid expenses and other                                                                9.7              10.1               7.3
                                                                                         ------------------------------------------
                                                                                          148.8             155.1             176.0
Fixed assets - net                                                                         41.1              43.3              56.4
Deferred income tax assets - net                                                            7.5              11.7              10.4
Other assets - net                                                                           --               4.5               4.7
Note receivable                                                                              --                --               0.1
                                                                                         ------------------------------------------
                                                                                         $197.4            $214.6            $247.6
                                                                                         ==========================================
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Trade accounts payable                                                                 $ 15.0            $ 18.0            $ 10.1
  Employee-related accruals                                                                11.1              11.6              15.5
  Income and other taxes payable                                                            7.9              14.0              13.0
  Provisions for exit activities                                                            2.7               3.9               4.2
  Other accrued liabilities                                                                10.9              10.8              12.7
  Deferred credits                                                                          0.7               1.0               1.0
  Current portion of long-term debt                                                         0.1               0.2               0.6
                                                                                         ------------------------------------------
                                                                                           48.4              59.5              57.1
Long-term debt                                                                              0.1               0.1               0.2
Pension liabilities                                                                        16.7              17.1              14.3
Deferred income tax liabilities - net                                                        --               2.2               2.0
                                                                                         ------------------------------------------
                                                                                           65.2              78.9              73.6

Redeemable preferred shares, unlimited shares
   authorized; 1,390,300 shares issued and outstanding                                     17.6              17.6              18.9
                                                                                         ------------------------------------------
Shareholders' equity:
Common shares, unlimited shares authorized; no par value;
    127,301,411 shares issued and outstanding                                             768.4             768.3             768.3
  Additional paid-in capital                                                                2.3               2.2               2.1
  Deficit                                                                                (623.5)           (620.7)           (582.8)
  Accumulated other comprehensive loss                                                    (32.6)            (31.7)            (32.5)
                                                                                         ------------------------------------------
                                                                                          114.6             118.1             155.1
                                                                                         ------------------------------------------
                                                                                         $197.4            $214.6            $247.6
                                                                                         ==========================================

                           Zarlink Semiconductor Inc.
                             SUPPLEMENTARY SCHEDULES
       (in millions of U.S. dollars, except per share amounts, U.S. GAAP)
                                   (Unaudited)

Cash, Cash Equivalents, Short-Term Investments and Restricted Cash

As a supplementary measure to effectively manage the Company's total cash assets, management combines its cash and cash equivalents, short-term investments and restricted cash to represent the Company's total portfolio of cash assets. Short-term investments comprise highly liquid low risk debt instruments that are held to maturity with terms of not greater than one year, but generally for much shorter periods. Restricted cash consists of cash pledged with a bank as collateral for various letters of credit. In this supplementary schedule, investing activities exclude items related to purchased short-term investments and matured short-term investments; financing activities exclude the hypothecation of cash under letters of credit; and the effect of currency translation is calculated on all cash assets. A detailed reconciliation to arrive at the supplementary measure of cash, cash equivalents, short-term investments and restricted cash is presented below as part of this earnings press release. Readers are cautioned that cash, cash equivalents, short-term investments and restricted cash combined together do not have any standardized meaning prescribed by GAAP and is therefore unlikely to be comparable to similar measures prescribed by other companies. These indicators should not be considered as a substitute or alternative for the consolidated statements of cash flows.

                                                                                  Three Months Ended               Years Ended
                                                                            March 26,  Dec. 26,    March 28,   March 26,   March 28,
                                                                              2004       2003        2003        2004        2003
                                                                            --------------------------------------------------------
Cash and cash equivalents, beginning of period                               $ 18.6     $ 56.4      $ 27.8      $ 23.5      $ 75.6
Short-term investments, beginning of period                                    59.7       35.2       105.3        89.5        78.8
Restricted cash, beginning of period                                            9.5        5.6          --         6.2          --
                                                                             -----------------------------------------------------
Cash, cash equivalents, short-term investments and restricted
  cash, beginning of period                                                    87.8       97.2       133.1       119.2       154.4
                                                                             -----------------------------------------------------
Cash provided by (used in):
Operating activities, before changes in working capital                         6.1       (6.3)        0.7       (11.6)      (26.4)
Changes in working capital                                                     (1.1)      (1.3)       (4.8)       (8.7)        1.7
                                                                             -----------------------------------------------------
Operating activities                                                            5.0       (7.6)       (4.1)      (20.3)      (24.7)

Investing activities                                                           (0.5)      (0.7)       (2.4)       (3.8)       (3.9)

Financing activities                                                           (0.4)      (1.4)       (8.3)       (3.7)      (12.4)
                                                                             -----------------------------------------------------
Cash inflows (outflows) before the effect of currency
  translation on cash, cash equivalents, short-term
  investments and restricted cash                                               4.1       (9.7)      (14.8)      (27.8)      (41.0)
                                                                             -----------------------------------------------------
Effect of currency translation on cash, cash equivalents,
  short-term investments and restricted cash
                                                                               (0.1)       0.3         0.9         0.4         5.8
                                                                             -----------------------------------------------------
Cash, cash equivalents, short-term investments and restricted
  cash, end of period                                                        $ 91.8     $ 87.8      $119.2      $ 91.8      $119.2
                                                                             =====================================================
Represented by:
Cash and cash equivalents, end of period                                     $ 27.0     $ 18.6      $ 23.5      $ 27.0      $ 23.5
Short-term investments, end of period                                          54.8       59.7        89.5        54.8        89.5
Restricted cash, end of period                                                 10.0        9.5         6.2        10.0         6.2
                                                                             -----------------------------------------------------
                                                                             $ 91.8     $ 87.8      $119.2      $ 91.8      $119.2
                                                                             =====================================================

                           Zarlink Semiconductor Inc.
                             SUPPLEMENTARY SCHEDULES
                    (in millions of U.S. dollars, U.S. GAAP)
                                   (Unaudited)

Product Information

Revenue, by product, was distributed as follows:

                                                      Three Months Ended
                                               March 26,    Dec. 26,   March 28,
                                                  2004        2003        2003
                                               ---------------------------------
Network Communications                           $28.6       $24.2       $30.2
Consumer Communications                           13.5        14.9        14.1
Ultra Low-Power Communications                     9.1         7.9         8.5
                                                 -----------------------------
Total                                            $51.2       $47.0       $52.8
                                                 =============================

                                                            Years Ended
                                                      March 26,      March 28,
                                                        2004           2003
                                                      ------------------------
Network Communications                                $  107.1       $  115.8
Consumer Communications                                   55.6           49.1
Ultra Low-Power Communications                            35.8           28.9
                                                      -----------------------
Total                                                 $  198.5       $  193.8
                                                      =======================

Geographic Information

Revenue,   based  on  the  geographic  location  of  Zarlink's  customers,   was
distributed as follows:

                                            Three Months                    Three Months                     Three Months
                                               Ended           % of             Ended          % of             Ended          % of
                                           March 26, 2004      Total        Dec. 26, 2003      Total        March 28, 2003     Total
                                           --------------      -----        -------------      -----        --------------     -----
Asia - Pacific                                 $  20.1           39%           $  20.4           44%           $  23.2           44%
Europe                                            15.1           29               13.8           29               16.1           31
Americas                                          16.0           32               12.8           27               13.5           25
                                               -------          ---            -------          ---            -------          ---
                                               $  51.2          100%           $  47.0          100%           $  52.8          100%
                                               =======          ===            =======          ===            =======          ===

                                                                    Year                                    Year
                                                                   Ended              % of                 Ended               % of
                                                               March 26, 2004         Total            March 28, 2003          Total
                                                               --------------         -----            --------------          -----
Asia - Pacific                                                   $   80.7               40%               $   75.5               39%
Europe                                                               59.4               30                    62.5               32
Americas                                                             58.4               30                    55.8               29
                                                                 --------              ---                --------              ---
                                                                 $  198.5              100%               $  193.8              100%
                                                                 ========              ===                ========              ===

                           Zarlink Semiconductor Inc.
                             SUPPLEMENTARY SCHEDULES
                    (in millions of U.S. dollars, U.S. GAAP)
                          (Quarterly data is unaudited)

Information on Business Segments

Three Months                                               Network         Consumer       Ultra Low-Power   Unallocated
Ended March 26, 2004                                   Communications   Communications    Communications       Costs         Total
                                                       --------------   --------------    ---------------   -----------     ------
Revenue                                                    $ 28.6           $ 13.5            $  9.1          $   --        $ 51.2
Depreciation of buildings and equipment
                                                              1.2              0.7               0.5              --           2.4
Stock compensation expense                                     --               --                --             0.1           0.1
Asset impairment and other                                    2.2              1.4               0.5              --           4.1
Recovery on sale of foundry business                           --               --                --            (0.2)         (0.2)
Segment's operating loss                                     (1.4)            (6.4)             (1.0)            0.1          (8.7)

Three Months                                               Network         Consumer       Ultra Low-Power   Unallocated
Ended Dec. 26, 2003                                    Communications   Communications    Communications       Costs         Total
                                                       --------------   --------------    ---------------   -----------     ------
Revenue                                                    $ 24.2           $ 14.9            $  7.9          $   --        $ 47.0
Depreciation of buildings and equipment
                                                              1.8              0.6               0.4              --           2.8
Stock compensation expense                                     --               --                --             0.1           0.1
Asset impairment and other                                    1.6              0.1                --              --           1.7
Segment's operating income (loss)                            (5.8)            (6.5)              0.3            (0.1)        (12.1)

Three Months                                               Network         Consumer       Ultra Low-Power   Unallocated
Ended March 28, 2003                                   Communications   Communications    Communications       Costs         Total
                                                       --------------   --------------    ---------------   -----------     ------
Revenue                                                    $ 30.2           $ 14.1            $  8.5          $   --        $ 52.8
Depreciation of buildings and equipment
                                                              2.3              1.1               0.1              --           3.5
Recovery on sale of foundry business                           --               --                --            (2.5)         (2.5)
Segment's operating income (loss)                             0.5             (5.8)             (2.0)            2.5          (4.8)

Year                                                       Network         Consumer       Ultra Low-Power   Unallocated
Ended March 26, 2004                                   Communications   Communications    Communications       Costs         Total
                                                       --------------   --------------    ---------------   -----------     ------
Revenue                                                    $107.1           $ 55.6            $ 35.8          $   --        $198.5
Depreciation of buildings and equipment
                                                              6.7              3.4               2.0              --          12.1
Stock compensation expense                                     --               --                --             0.2           0.2
Asset impairment and other                                    6.8              3.4               0.9              --          11.1
Recovery on sale of foundry business                           --               --                --            (0.2)         (0.2)
Segment's operating loss                                    (19.6)           (24.0)             (1.7)             --         (45.3)

Year                                                       Network         Consumer       Ultra Low-Power   Unallocated
Ended March 28, 2003                                   Communications   Communications    Communications       Costs         Total
                                                       --------------   --------------    ---------------   -----------     ------
Revenue                                                    $115.8           $ 49.1            $ 28.9          $   --        $193.8
Depreciation of buildings and equipment
                                                              9.8              2.8               0.5              --          13.1
Recovery on sale of foundry business                           --               --                --            (2.5)         (2.5)
Stock compensation recovery                                    --               --                --            (1.4)         (1.4)
Segment's operating loss                                    (18.1)           (23.0)             (4.5)            3.9         (41.7)